Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ann Arbor, state of Michigan on February 10, 2014.

AASTROM BIOSCIENCES, INC.

By:	/s/ Dominick C. Colangelo
Dominick C. Colangelo
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Dominick C. Colangelo and Michael W. Elliston, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dominick C. Colangelo	President, Chief Executive Officer and Director	February 10, 2014
Dominick C. Colangelo	(Principal Executive Officer)

/s/ Michael W. Elliston	Controller, Chief Accounting Officer and Treasurer	February 10, 2014
Michael W. Elliston	(Principal Financial and Accounting Officer)

/s/ Robert L. Zerbe	Chairman of the Board of Directors	February 10, 2014
Robert L. Zerbe, M.D.

/s/ Ronald M. Cresswell	Director	February 10, 2014
Ronald M. Cresswell, Ph.D.

/s/ Alan L. Rubino	Director	February 10, 2014
Alan L. Rubino

/s/ Nelson M. Sims	Director	February 10, 2014
Nelson M. Sims

/s/ Heidi Hagen	Director	February 10, 2014
Heidi Hagen